UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2005

Commission File Number 0-49659

XRG, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	58-2583457
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

601 Cleveland Street, Suite 820, Clearwater, Florida	33755
(Address of principal executive offices)	(Zip Code)

(727) 475-3060
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements
SIGNATURE
EX-99.1: TERMINATION AGREEMENT
EX-99.2: TERMINAL AGREEMENT

Item 1.01 Entry into Material Definitive Agreements.

          •  Clarification of Barron Working Capital Advances. The Form 8-K, filed on June 3, 2005, incorrectly characterized the nature of the Barron Partners, LP (“Barron”) $1,600,000 funding. This funding is in the form of units (“Units”), consisting of promissory notes, common stock and common stock purchase warrants. A $100,000 Unit consists of (i) a $78,125 promissory note and (ii) $21,875 allocated to acquire 10,937.5 shares of common stock at $2.00 per share and the right to acquire 343,750 common stock purchase warrants with an exercise price of $2.00. All other terms and conditions of the Promissory Note, Subscription Agreement and Common Stock Purchase Warrant remain unchanged.

          •  Restructuring of Highway Transport, Inc. Acquisition

               In March 2004, XRG entered into an Asset Purchase Agreement for Highway Transport, Inc., an Alabama corporation (“HTI”), and its shareholders, Mr. Brown and Mr. Adams. Pursuant to this Agreement, XRG agreed to acquire certain transportation equipment and other assets use by HTI and to assume the debt and liabilities of HTI. In order to resolve disputes among the parties in connection with the prior Asset Purchase Agreement, XRG, HTI and its principals are entering a Termination Agreement and Terminal Agreement.

               Pursuant to the Termination Agreement, XRG is required to pay HTI $170,000, the proceeds of which will be used bring debt service payments current on obligations due United Bank and to satisfy other payables of HTI. XRG is also obligated to issue the principals of HTI 75,000 shares of its Common Stock.

               The Termination Agreement requires XRG to pay HTI $6,000 per month for the first 41 months after the Termination Agreement, and $16,000 per month thereafter for 19 months (“Settlement Payments”). The understanding of the parties is that the Settlement Payments will be directed to United Bank to pay down the obligations of XRG and HTI to United Bank (“Settlement Payments”). It is the intent and desire of the parties to restructure the obligations due United Bank, such that XRG is the primary obligor on 4/7’s and HTI and its principals are the obligors on the other 3/7’s of the amounts due United Bank, which approximates $807,000 as of March 31, 2005. XRG is currently the primary obligor on these obligations to United Bank. There is no assurance that XRG will be successful in restructuring the United Bank obligations, which limits XRG’s obligations to 4/7’s of the amount due United Bank.

          The Terminal Agreement with HTI has a term for five (5) years. HTI covenants to use XRG on an exclusive basis as its carrier. XRG agrees to pay HTI eighty-seven percent (87%) of revenues. XRG shall retain the remaining thirteen percent (13%) of HTI revenues. If HTI ceases operations, sell substantially all of its assets, terminates the Terminal Agreement, or defaults in performing its obligations under the Terminal Agreement, XRG will be relieved of its obligations to make any remaining Settlement Payments. If any of such events occur within six (6) months after the effective date of the Termination Agreement, all previous shares of XRG common stock issued to the principals of HTI shall be immediately canceled.

          If XRG does not fund COMDATA immediately when due or make settlement of commissions on HTI invoices in presently available fund and fails to cure such default within a 24-hour period after receiving written notice, such shall constitute a major funding default (“Major Funding Default”). During any rolling 30-day period, XRG shall permit two Major

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Funding Defaults, then HTI shall have the right to terminate the Terminal Agreement and be released of any further obligations to XRG.

          Note: The terms and conditions of the underlying agreements described above are merely summarized herein. Copies of the underlying agreements are attached as exhibits to this Form 8-K to which reference is hereby made and control in the event of any inconsistencies between these summaries and the underlying documents.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 8, 2005	XRG, INC.

By: /s/ Richard Francis

	Print Name:	Richard Francis
Title: Chief Executive Officer

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EXHIBITS TO FORM 8-K

Exhibit No.	Description
Exhibit 99.1	Termination Agreement

Exhibit 99.2	Termination Agreement

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